Exhibit 10.3

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between Lehman Commercial Paper Inc. (the “Assignor”) and Barclays Bank PLC (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: Lehman Commercial Paper Inc.

2.	Assignee: Barclays Bank PLC
[and is an Affliate/Approved Fund of [identify Lender](1)]

3.	Borrower: Staples, Inc.

4.	Administrative Agent: Bank of America, N.A.
as the administrative agent under the Credit Agreement

(1) Select as applicable.

5. Credit Agreement:

The Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 among Staples, Inc., the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, and the other agents parties thereto

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders(1)	Amount of Commitment/Loans(1)	Percentage Assigned of Commitment/Loans(2)
$750,000,000.00	$25,000,000.00	3.33333%

[7.    Trade Date:                          ](3)

Effective Date: September 25, 2008.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

Lehman Commercial Paper Inc.

		By:	/s/ Ahuva Schwager
Ahuva Schwager
Title: Authorized Signatory

ASSIGNEE

Barclays Bank PLC

		By:	/s/ David Barton
David Barton
Title: Director

Consented to and Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent, Issuing Bank and
lender of the Swing Line Loans

By:	/s/ Illegible
Title: Illegible

(1)    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2)   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented(3)

Staples, Inc.

By:  N/A

Title:

(3)    Include if Borrower consented to Assignment under Credit Agreement.

ANNEX 1

The Amended and Restated Revolving Credit Agreement dated as of October 13, 2006, among Staples, Inc., the Lenders parties thereto, Bank of America, NA, as Administrative Agent, and the other agents parties thereto

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.              Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to receipt of such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to §§5.4 and 6.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.             General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.